UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2011

NEW ENGLAND BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-51589	04-3693643
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

855 Enfield Street, Enfield, Connecticut 06082
(Address of principal executive offices)

(860) 253-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2011, Scott D. Nogles resigned as Executive Vice President and Chief Financial Officer of New England Bancshares, Inc. (the “Company”), effective September 30, 2011.  The Company is the holding company for New England Bank (the “Bank”).

On August 26, 2011, Jeffrey J. Levitsky was appointed Interim Chief Financial Officer of the Company, effective September 30, 2011.  Mr. Levitsky, age 47, has served as Assistant Vice President and Controller of the Bank since joining the Bank in January 2008.   Prior to joining the Bank, Mr. Levitsky was Assistant Vice President and Controller for Simsbury Bank, where he worked for ten years.

Item 8.01	Other Events

On August 29, 2011, the Company issued a press release announcing that the Company’s Board of Directors has approved a new stock repurchase program to acquire up to 307,833 shares, or approximately 5%, of the Company’s outstanding common stock. The press release announcing the stock repurchase program is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated August 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENGLAND BANCSHARES, INC.

Date: August 30, 2011	By:	/s/ David J. O’Connor
David J. O’Connor
President and Chief Executive Officer